
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Balance
Sheet and Statement of Income and is qualified in its entirety by reference to such financial statements
</LEGEND>
<CIK> 0000832095
<NAME> KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                       6,352,675
<SECURITIES>                               184,363,436<F1>
<RECEIVABLES>                                1,297,489
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             6,980,295<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             198,993,895
<CURRENT-LIABILITIES>                            8,097
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   198,725,791<F3>
<OTHER-SE>                                     260,007
<TOTAL-LIABILITY-AND-EQUITY>               198,993,895
<SALES>                                              0
<TOTAL-REVENUES>                             8,673,311<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,058,267<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              5,615,044
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          5,615,044
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 5,615,044
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes the following investments:  Participating Insured Mortgages ("PIMs")
$165,603,911 & Mortgage-Backed Securities ("MBS") $18,759,525
<F2>Includes the following prepaid acquisition fees & expenses of $5,197,848 net of accumulated amortization of $7,472,033 and prepaid participating servicing of
$1,782,447 net of accumulated amortization of $2,407,164
<F3>Represents total equity of General Partners & Limited Partners of $(228,464)
and $198,954,255
<F4>Represents interest income on investments in mortgages and cash
<F5>Includes $2,137,676 of amortization related to prepaid fees & expenses
<F6>Net income allocated $168,451 to the General Partners & $5,446,593 to the
Limited Partners.  Average net income per unit of Limited Partners interest is
$.36 on 14,956,896 units outstanding.

